Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces First Quarter 2022 Results

HOUSTON, May 10, 2022 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the first quarter of 2022:

	Three Months Ended
Thousands of dollars, except per share data	March 31, 2022	December 31, 2021
Total revenues	$186,239	$227,278
Operating loss	(33,916)	(127,296)
Adjusted operating (loss) income	(33,916)	5,153
Adjusted EBITDA	(11,008)	29,690
Net loss	(34,354)	(124,868)
Adjusted net (loss) income	(34,354)	8,216
Loss per diluted share	$(0.34)	$(1.25)
Adjusted (loss) income per diluted share	$(0.34)	$0.07

Bernie Wolford, Jr., President and Chief Executive Officer of Diamond Offshore, stated “I am pleased that during the quarter we were able to relist Diamond Offshore on the New York Stock Exchange and commence the West Auriga contract for BP. The Company has a long and successful history in offshore drilling, and we look forward to the opportunities before us as the recovery in the industry unfolds. I would like to take this opportunity to give a special thanks to the hard-working women and men of Diamond Offshore for their dedication and support in making the Company a premier offshore driller. It is because of their continuing efforts that we have been able to successfully secure backlog and safely exceed the high expectations of our global client base.

In addition, I am happy to acknowledge the appointment of Benjamin Duster to our Board of Directors. Ben brings a wealth of experience to our Board and will be a valuable asset as we continue to navigate this dynamic market.”

First Quarter Results

Contract drilling revenue for the first quarter totaled $150 million compared to $184 million in the fourth quarter of 2021. The decline in revenue was primarily driven by the Ocean Apex, which was off contract during the first quarter of 2022 but began working under a new contract in May 2022. Additionally, during the first quarter, the Ocean Patriot and Ocean Endeavor were both out of service for repairs, including a special survey for the Ocean Patriot. Both rigs are now back on contract and working in the North Sea.

Contract drilling expense for the first quarter totaled $145 million compared to $139 million in the fourth quarter of 2021. The increase was primarily driven by the shipyard projects for the Ocean Patriot and Ocean Endeavor. The Ocean Endeavor may require another out-of-service period for further repairs and enhancements later in 2022, subject to ongoing assessments.

Diamond Offshore added $29 million of backlog during the first quarter, bringing the Company’s total contracted backlog as of April 1, 2022 to $1.2 billion, which represents 15.6 rig years of work.

Operational Highlights

During the first quarter, the Company successfully commenced operations with the West Auriga (one of three rigs managed by the Company) on a one-year contract. With the commencement of this contract, Diamond Offshore has three ultra-deepwater drillships working for BP in the Gulf of Mexico.

During the quarter, the Company’s owned drillship fleet continued to perform in an exceptional manner, achieving an operating efficiency of nearly 100% during the quarter. Excluding the two rigs in shipyard during the first quarter, the Company’s remaining fleet achieved operational efficiency of 97% during the quarter.

Liquidity and Outlook

As of March 31, 2022, Diamond Offshore had total liquidity of $388 million, comprised of $54 million of unrestricted cash, and $334 million of available capacity on its revolving credit facility and delayed draw First Lien Notes.

Discussing the offshore drilling market, Mr. Wolford commented “We continue to see improvements in the moored, DP and drillship segments of the market. Rates and utilization for drillships have improved and are at recent cycle highs, and we expect this trend to continue in the coming months. The moored segment has also improved; however, it has been at a more measured pace and more geographically diverse than that of drillships. We are pleased to have significant backlog with repricing and new opportunities available to us in the quarters ahead. Customers continue to favor working rigs, and we believe Diamond Offshore is well situated for the repricing cycle currently under way in both the moored and drillship segments.”

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at http://www.diamondoffshore.com/.

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, any statement that may project, indicate or imply future results, events, performance or achievements, including statements relating to future financial results;

future recovery in the offshore contract drilling industry; expectations regarding the Company’s plans, strategies and opportunities; expectations regarding the Company’s business or financial outlook; future borrowing capacity and liquidity; expected utilization, dayrates, revenues, operating expenses, rig commitments and availability, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the effect, impact, potential duration and other implications of the ongoing COVID-19 pandemic; the impact of our emergence from bankruptcy; the offshore drilling market, including supply and demand, customer drilling programs, repricings, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards and contracts; future operations; increasing regulatory complexity; general market, business and industry conditions, trends and outlook; and general political conditions, including political tensions, conflicts and war. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in Item 1A “Risk Factors” in the Company’s most recent annual report on Form 10-K and the Company’s other reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, levels of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, permits and approvals for drilling operations, the COVID-19 pandemic and related disruptions to the global economy, supply chain and normal business operations across sectors and countries, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,
	2022	2021
Revenues:
Contract drilling	$150,252	$184,139
Revenues related to reimbursable expenses	35,987	43,139

Total revenues	186,239	227,278

Operating expenses:
Contract drilling, excluding depreciation	144,902	138,647
Reimbursable expenses	35,613	42,640
Depreciation	26,952	24,618
General and administrative	16,732	16,301
Impairment of assets	—	132,449
Gain on disposition of assets	(4,044)	(81)

Total operating expenses	220,155	354,574

Operating loss	(33,916)	(127,296)
Other income (expense):
Interest income	1	1
Interest expense	(8,325)	(9,306)
Foreign currency transaction loss	(2,129)	(1,256)
Reorganization items, net	—	(635)
Other, net	1,362	60

Loss before income tax benefit	(43,007)	(138,432)
Income tax benefit	8,653	13,564

Net loss	$(34,354)	$(124,868)

Loss per share, Basic and Diluted	$(0.34)	$(1.25)

Weighted-average shares outstanding, Basic and Diluted	100,075	100,075

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$53,771	$38,388
Restricted cash	19,202	24,341
Accounts receivable, net of allowance for credit losses	119,426	146,335
Prepaid expenses and other current assets	62,275	61,440
Asset held for sale	—	1,000

Total current assets	254,674	271,504
Drilling and other property and equipment, net of accumulated depreciation	1,175,357	1,175,895
Other assets	82,705	84,041

Total assets	$1,512,736	$1,531,440

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other current liabilities	$233,950	$232,762
Long-term debt	286,338	266,241
Noncurrent finance lease liabilities	144,280	148,358
Deferred tax liability	2,462	1,626
Other liabilities	107,883	114,748
Stockholders’ equity	737,823	767,705

Total liabilities and stockholders’ equity	$1,512,736	$1,531,440

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

Three Months Ended March 31,
2022
Operating activities:
Net loss	$(34,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,952
Loss on impairment of assets	—
Gain on disposition of assets	(4,044)
Deferred tax provision	(5,217)
Stock-based compensation expense	4,531
Contract liabilities, net	(13,411)
Contract assets, net	(334)
Deferred contract costs, net	1,850
Collateral deposits	(1,482)
Other assets, noncurrent	(302)
Other liabilities, noncurrent	2,992
Other	418
Net changes in operating working capital	31,459

Net cash provided by operating activities	9,058

Investing activities:
Capital expenditures	(20,046)
Proceeds from disposition of assets, net of disposal costs	5,045

Net cash used in investing activities	(15,001)

Financing activities:
Borrowings under credit facility	20,000
Principal payments of finance lease liabilities	(3,813)

Net cash provided by financing activities	16,187

Net change in cash, cash equivalents and restricted cash	10,244
Cash, cash equivalents and restricted cash, beginning of period	62,729

Cash, cash equivalents and restricted cash, end of period	$72,973

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

TOTAL FLEET
First Quarter 2022			Fourth Quarter 2021
Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
$225	53%	84.2%	$210	68%	95.4%

(1)

Average dayrate is defined as total contract drilling revenue for all of the rigs in our fleet (including managed rigs) per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all rigs in our fleet (including managed and cold-stacked rigs).
(3)

Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated, non-revenue earning equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a basis in conformity with generally accepted accounting principles in the United States (GAAP), this press release provides investors with adjusted operating loss, adjusted earnings before interest, taxes and depreciation and amortization (or Adjusted EBITDA), adjusted net (loss) income and adjusted (loss) income per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain items that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the Company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude various items and their related tax effects are appropriate measures of the continuing and normal operations of the Company. The amounts excluded from our adjusted results include (i) impairment losses recognized in the fourth and first quarters of 2021 and (ii) reorganization items related to our filing for Chapter 11 bankruptcy protection in 2020. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income or loss, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

Reconciliation of As Reported Operating Loss to Adjusted Operating (Loss) Income:

(In thousands)

	Three Months Ended
	March 31,	December 31,
	2022	2021
As reported operating loss	$(33,916)	$(127,296)
Impairment Loss (1)	—	132,449

Adjusted operating (loss) income	$(33,916)	$5,153

(1)	Represents the impairment loss recognized during the fourth quarter of 2021 related to the write down of two of our semi-submersible rigs to their estimated fair value.

Reconciliation of Loss Before Income Tax Benefit to Adjusted EBITDA:

(In thousands)

	Three Months Ended
	March 31,	December 31,
	2022	2021
As reported loss before income tax benefit	$(43,007)	$(138,432)
Interest expense	8,325	9,306
Interest income	(1)	(1)
Foreign currency transaction loss	2,129	1,256
Reorganization items, net	—	635
Depreciation	26,952	24,618
Impairment of assets	—	132,449
Gain on disposition of assets	(4,044)	(81)
Other, net	(1,362)	(60)

Adjusted EBITDA	$(11,008)	$29,690

Reconciliation of As Reported Net Loss to Adjusted Net (Loss) Income:

(In thousands)

	Three Months Ended
	March 31,	December 31,
	2022	2021
As reported net loss	$(34,354)	$(124,868)
Impairment Loss (net of tax) (1)	—	132,449
Reorganization items (net of tax) (2)	—	635

Adjusted net (loss) income	$(34,354)	$8,216

(1)	Represents the impairment loss recognized during the fourth quarter of 2021 related to the write down of two of our semi-submersible rigs to their estimated fair value.
(2)	Represents legal and other professional advisory fees pertaining to our filing for Chapter 11 bankruptcy protection in 2020.

Reconciliation of As Reported Loss per Diluted Share to Adjusted (Loss) Income per Diluted Share:

	Three Months Ended
	March 31,	December 31,
	2022	2021
As reported loss per diluted share	$(0.34)	$(1.25)
Impairment Loss (net of tax) (1)	—	1.32
Reorganization items (net of tax)	—	—

Adjusted (loss) income per diluted share	$(0.34)	$0.07

(1)	Represents the impairment loss recognized during the fourth quarter of 2021 related to the write down of two of our semi-submersible rigs to their estimated fair value.